Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Severn Bancorp, Inc.

Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on

Form S-3 (No. 333-156343) and Forms S-8 (No. 333-152657 and No. 333-133242) of our report dated March 14, 2013, relating to the consolidated financial statements of Severn Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Lancaster, Pennsylvania
March 14, 2013

  Exhibit 23.1 -- Page - 1 -